Exhibit 4.2


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                              BCP INGREDIENTS, INC.

                                       TO

                              FLEET NATIONAL BANK,
                                    AS HOLDER



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                                    GUARANTY

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                               DATED JUNE 1, 2001



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                                    GUARANTY

     THIS GUARANTY dated June 1, 2001 (the "Guaranty") from BCP INGREDIENTS, INC., a Delaware corporation having an address of c/o Balchem Corporation, P. O. Box 175, Slate Hill, New York 10973 (the "Guarantor") to FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States and having an office at 69 State Street, Albany, New York 12201 (the "Holder");

                              W I T N E S S E T H:

     WHEREAS, the Holder has extended certain loans to Balchem Corporation (the "Company") (collectively, the "Loans") the repayment of which is evidenced by a line of credit loan note dated the date hereof in the principal amount of $3,000,000 and a term loan note dated the date hereof in the principal amount of $13,500,000 (as modified or supplemented or extended from time to time, collectively, the "Notes"); and

     WHEREAS, the Loan is being made pursuant to the provisions, terms and conditions of a loan agreement dated the date hereof (as modified or supplemented from time to time, the "Loan Agreement") by and between the Company and the Holder; and

     WHEREAS, the proceeds of the Loan will be made available to the Company upon the terms and conditions set forth in the Loan Agreement; and

     WHEREAS, in connection with the making of the Loan, the Company has offered to have the Guarantor guaranty repayment of the Notes as set forth herein; and

     WHEREAS, the Guarantor specifically approves the terms of the Notes and the other Financing Documents; and

     WHEREAS, the Guarantor is willing to enter into this Guaranty in order to induce the Holder to make the Loan and thereby achieve interest cost and other savings to the Company;

     NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, the parties agree as follows:


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                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES
                                OF THE GUARANTOR


The Guarantor does hereby represent and warrant to the Holder that:

SECTION 1.1. AUTHORITY OF THE GUARANTOR. The Guarantor represents and warrants that it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, possesses full corporate power and corporate capacity to consummate the transactions contemplated hereby and is authorized to conduct business in all jurisdictions wherein the nature of its activities requires such except where the failure to do so would not have a material adverse effect upon the Guarantor.

SECTION 1.2. NO VIOLATION OF RESTRICTIONS. The Guaranty and all other documents to be executed by the Guarantor in connection therewith, when executed and delivered by the respective parties thereto, will constitute valid and binding obligations of the Guarantor. The execution and delivery by the Guarantor of the Financing Documents to which it is a party and the performance thereof by the Guarantor (1) have been authorized by all necessary corporate action and (2) do not and will not conflict with, or result in any breach of, or constitute a default under the Guarantor's articles of incorporation or by-laws or any indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its Property may be bound for which a valid consent has not been secured except where the failure to do so would not have a material adverse effect upon the Guarantor, or result in the creation of any Lien (other than that created by the Financing Documents) upon or with respect to any Property of the Guarantor.

SECTION  1.3.   GOVERNMENTAL  CONSENT.  No  approval  or  other  action  by  any
Governmental   Authority  is  required  in  connection  with  the  execution  or performance by the Guarantor of the Guaranty.

SECTION 1.4. PENDING LITIGATION. As of the date hereof, there are no actions, suits or proceedings at law or in equity, or before or by any Governmental Authority, pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor which are reasonably likely to materially adversely affect the financial condition of the Guarantor and of the Company taken as a whole or involving the validity or enforceability of the Financing Documents to which it is a party or the priority of the Liens thereof, and to the Guarantor's knowledge it is not in default with respect to any material order, writ, judgment, decree or demand of any court or any Governmental Authority.

SECTION 1.5. NO DEFAULTS. No event has occurred and no condition exists which, upon the execution of this Guaranty, would constitute an Event of Default under
Article III hereof.

SECTION 1.6. TAXES. All material Federal, state, county, municipal and city income and other tax returns and other reports and documents required to have been filed by the Guarantor have been filed and the Guarantor has paid all fees and taxes indicated as due pursuant to such returns, reports and documents or pursuant to any assessments received by the Guarantor, and the Guarantor knows of no basis for any additional material assessment in respect of any such taxes which has not been or will not be reserved for in accordance with GAAP.

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                                   ARTICLE II

                            COVENANTS AND AGREEMENTS

SECTION 2.1. GUARANTY OF PAYMENT. (A) The Guarantor hereby irrevocably and unconditionally guarantees to the Holder full and prompt payment of moneys sufficient to pay, or to provide for the payment of, the outstanding principal balance of the Notes together with premium, if any, thereon and accrued and unpaid interest thereon (the "Guaranteed Amount"). The Guarantor hereby irrevocably and unconditionally agrees that, upon the occurrence of an Event of Default and the acceleration of the principal balance of the Notes then outstanding by the Holder, the Guarantor will, upon written demand by the Holder, promptly pay such Guaranteed Amount.

     (B) All payments by the Guarantor shall be paid in lawful money of the United States of America in immediately available funds.

     (C) Each and every default in payment of the principal of or interest on the Notes shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder by the Holder as each cause of action arises.

     (D) The Guarantor shall pay to the Holder all reasonable costs and expenses (including reasonable legal fees) incurred by the Holder in the protection of any of its rights or in the pursuance of any of its remedies in respect of this Guaranty.

SECTION 2.2. OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect and, to the extent permitted by law, such obligations shall not be affected, modified or impaired by any state of facts or the happening from time to time of any event including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantor:

     (A) the invalidity, irregularity, illegality or unenforceability of, or any defect in, (1) the Notes, (2) the other Financing Documents, or (3) any collateral security for any thereof;

     (B) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Notes or any other obligation of the Company or any other obligor or to vary any terms of payment;

     (C) any claim of immunity on behalf of the Company or any other obligor or with respect to any Property of the Company or any other obligor;

     (D) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of (1) the Company under the Notes or any of the other Financing Documents, (2) a co-guarantor of the Notes;

     (E) the failure to give notice to the Guarantor of the occurrence of an Event of Default under the Financing Documents;

     (F) the transfer, assignment or mortgaging, or the purported or attempted transfer, assignment or mortgaging, of all or any part of the interest of the Company in the Collateral, or any failure of or defect in the title with respect to the Company's interest in the Collateral;

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     (G) the release, sale, exchange, surrender or other change in any security for payment of the Notes;

     (H) the extension of the time for payment of any principal of or interest or premium on the Notes owing or payable on such Notes or under this Guaranty or of the time for performance of any other obligations, covenants or agreements under or arising out of the other Financing Documents;

     (I) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Notes or any other Financing Document;

     (J) the taking of, or the omission to take, any of the actions referred to in the Financing Documents;

     (K) any failure, omission or delay on the part of the Holder or any other Person to enforce, assert or exercise any right, power or remedy conferred on the Holder or such other Person in this Guaranty or the other Financing Documents;

     (L) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Company or any of the assets of any of them, or any contest of the validity of the Financing Documents, in any such proceedings;

     (M) any event or action that would, in the absence of this Section 2.2, result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty;

     (N) the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guaranty; or

     (O) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

SECTION 2.3. WAIVERS BY THE GUARANTOR. The Guarantor hereby waives with respect to the Notes, the other Financing Documents, the Guaranty and the indebtedness evidenced thereby the following: diligence; presentment; demand for payment; any right to require a proceeding first against the Company or any other such Person; protest; notice of dishonor or nonpayment of any such liabilities and any other notice and all demands whatsoever. The Guarantor hereby waives notice from the Holder and the Company (A) of the execution and delivery of the Notes, and (B) of acceptance of, or notice and proof of reliance on, the benefits of this Guaranty.

SECTION 2.4. DISCHARGE OF THE GUARANTOR'S OBLIGATIONS AND TERMINATION OF THIS GUARANTY. This Guaranty shall terminate and the obligations of the Guarantor created hereunder shall be discharged when all amounts due under the Financing Documents have been paid in full except as set forth below. On the date of such discharge, the Guarantor shall be released from any and all conditions, terms, covenants or restrictions created or placed upon them by this Guaranty and the Guarantor shall not have any further obligation or liability hereunder.

SECTION 2.5. OTHER SECURITY. The Holder may pursue its rights and remedies under this Guaranty notwithstanding (A) any other guaranty of or security for the Notes or the obligations or liabilities of the Company under the Security Agreement, the Corporate Guarantor Security Agreement or the other

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Financing Documents, and (B) any action taken or omitted to be taken by, any other Holder or any other Person to enforce any of the rights or remedies under such other guaranty or with respect to any other security.

SECTION 2.6. NO SET-OFF BY THE GUARANTOR. No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (other than payment in full of the Guaranteed Amount) which the Guarantor has or may have with respect to a claim under this Guaranty, shall be available hereunder to the Guarantor against the Holder.

SECTION 2.7. NATURE OF GUARANTY. (A) The Guaranty is a guaranty of payment and not of collection, and the Guarantor hereby waives any right to require that any action be brought against any other Person or to require that resort be had to any security or to any balance of any fund or credit held by the Holder in favor of the Company or any other Person prior to the Holder proceeding under the Guaranty. If at any time any payment of the principal of, premium, if any, on or interest on the Notes or any other amount payable by the Company and guaranteed by the Guarantor pursuant to Section 2.1 hereof is rescinded or is otherwise required to be restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     (B) All of the rights and remedies of this Guaranty shall inure to the benefit of the Holder.

SECTION 2.8. SUBORDINATION OF DEBT. During the term of the Guaranty, the Guarantor agrees with the Holder that upon the occurrence and continuance of an Event of Default if the Holder so requests, any and all indebtedness of the Company owed to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Holder and paid over to the Holder on account of the indebtedness of the Company to the Holder, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

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                                   ARTICLE III

                                EVENTS OF DEFAULT

SECTION 3.1. DEFAULT REMEDIES. If an Event of Default exists, the Holder may proceed to enforce the provisions hereof and to exercise any other rights, powers and remedies available to the Holder. The Holder, in its sole discretion, shall have the right to proceed first and directly against the Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the Holder.

SECTION 3.2. REMEDIES; WAIVER AND NOTICE. (A) No remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute.

     (B) No delay or omission to exercise any right or power accruing upon the occurrence of any Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

     (C) In order to entitle the Holder to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Guaranty.

     (D) In the event any provision contained in this Guaranty should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     (E) No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing.

SECTION 3.3. RIGHT OF SET-OFF. The guarantor hereby grants to the Holder, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Holder, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Holder or any entity under the control of FleetBoston Financial Corporation and its successors and assigns, or in transit to any of them. At any time following the occurrence and during the continuance of an Event of Default, without demand or notice (any such notice being expressly waived by the Guarantor), the Holder may set off the same or any part thereof and apply the same to any liability or obligation of the Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Notes. ANY AND ALL RIGHTS TO REQUIRE THE HOLDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE NOTES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 3.4. EXPENSES INCURRED IN CONNECTION WITH ENFORCEMENT. The Guarantor shall pay on demand all reasonable expenses of the Holder in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Holder's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in

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connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.


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                                   ARTICLE IV

                           INTERPRETATION OF GUARANTY

SECTION 4.1. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or consolidated or other accounting computation is required to be made for the purposes of this Guaranty, this shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Guaranty.

SECTION 4.2. DIRECTLY OR INDIRECTLY. Where any provision in this Guaranty refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 4.3. GOVERNING LAW. This Guaranty and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (the "Governing State") (excluding the laws applicable to conflicts or choice of law).

     THE GUARANTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE GOVERNING STATE OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE GUARANTOR BY MAIL AT THE ADDRESS SET FORTH HEREIN. THE GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

SECTION 4.4. DEFINITIONS. All defined terms used herein and not otherwise defined herein being used herein with the same meanings as set forth in the Loan Agreement. As used herein, all words of masculine gender shall mean and include correlative words of feminine and neuter genders.

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                                    ARTICLE V

                                  MISCELLANEOUS


SECTION 5.1. OBLIGATIONS ARISE ON DELIVERY OF THE NOTES. The obligations of the Guarantor hereunder shall arise absolutely and unconditionally when the Notes shall have been executed and delivered by the Company to the Holder.

SECTION 5.2. SURVIVAL. All warranties, representations, and covenants made by the Guarantor herein shall be deemed to have been relied upon by the Holder and shall survive the delivery to the Holder of this Guaranty regardless of any investigation made by the Holder.

SECTION 5.3. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the successors and permitted assigns of the Guarantor. The provisions of this Guaranty are intended to be for the benefit of the Holder, its successors and assigns.

SECTION 5.4. NOTICES. (A) All notices, certificates and other communications under this Guaranty shall be in writing and shall be sufficiently given and shall be deemed given when: (1) delivered to the applicable address stated in subsection (B) hereof by registered or certified mail, return receipt requested or by such other means as shall provide the sender with documentary evidence of such delivery, or (2) delivery is refused by the Guarantor or the Holder, as the case may be, as evidenced by the affidavit of the Person who attempted to effect such delivery;

     (B) The addresses to which communications under this Guaranty shall be delivered are as follows:

         TO THE GUARANTOR:

         BCP Ingredients, Inc.
         c/o Balchem Corporation
         P.O. Box 175
         Slate Hill, New York  10973
         Attention:  Dino A. Rossi, President

         WITH A COPY TO:

         Golenbock, Eiseman, Assor & Bell
         437 Madison Avenue
         New York, New York  10022
         Attention:  Nathan E. Assor, Esq.

         TO THE HOLDER:

         Fleet National Bank
         NY EH 34303E
         Peter D. Kiernan Plaza
         Albany, New York 12207
         Attention:  Corporate Banking Division

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         WITH A COPY TO:

         Lemery MacKrell Greisler LLC
         10 Railroad Place
         Saratoga Springs, New York  12866
         Attention:  James A. Carminucci, Esq.


     (C) The Guarantor and the Holder may by notice given hereunder designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

SECTION 5.5. ENTIRE UNDERSTANDING; COUNTERPARTS. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 5.6. AMENDMENTS. No amendment, change, modification, alteration or termination of this Guaranty shall be made except upon the written consent of the Guarantor and the Holder.

SECTION 5.7. PARTIAL INVALIDITY. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty or any part thereof.

SECTION 5.8. SECTION HEADINGS NOT CONTROLLING. The headings of the several sections of this Guaranty have been prepared for convenience of reference only and shall not control, affect the meaning or be taken as an interpretation of any provision of this Guaranty.

SECTION 5.9. JURY TRIAL WAIVER. THE GUARANTOR AND THE HOLDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE HOLDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE NOTES, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THE GUARANTY AND MAKE THE LOANS.

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     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

                                             BCP INGREDIENTS, INC.


                                             By: /s/ Frank J. Fitzpatrick
                                                 -------------------------------
                                             Name: Frank J. Fitzpatrick
                                                   -----------------------------
                                             Title: Secretary and Treasurer
                                                    ----------------------------



Accepted:

FLEET NATIONAL BANK, as Holder


By: /s/
    ----------------------------------------
      Karen D. Finnerty, Vice President



STATE OF NEW YORK          )
                           )ss.:
COUNTY OF NEW YORK         )

     On the 30 day of May, in the year 2001 before me personally came Frank J. Fitzpatrick, to me known, who, being by me duly sworn, did depose and say that he/she/they reside(s) in _____________________; that he/she/they is(are) the Secretary and Treasurer of BCP INGREDIENTS, INC., the corporation described in and which executed the above instrument; and that he/she/they signed his/her/their name(s) thereto by authority of the board of directors of said corporation.

                                                 /s/ Jane A. Dwyer
                                              -----------------------
                                                   Notary Public